UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 29, 2017

Cytokinetics, Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

Cytokinetics, Incorporated today announced the start of a Phase 1b, double-blind, randomized, placebo-controlled, multiple dose, two-period crossover study to assess the effect of CK-2127107 on measures of physical function in elderly adults with limited mobility. CK-2127107 is a next-generation fast skeletal muscle troponin activator (FSTA) which is being developed as a potential treatment for people living with spinal muscular atrophy (SMA), chronic obstructive pulmonary disease (COPD) and certain other debilitating diseases and conditions associated with muscular weakness and/or fatigue. Astellas is conducting this Phase 1b clinical trial in collaboration with Cytokinetics.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press release dated June 29, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

Date: June 29, 2017	By:	/s/ Peter S. Roddy
Peter S. Roddy
Senior Vice President, Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 29, 2017